Exhibit 14(c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the incorporation by reference into the Combined Proxy Statement and Prospectus (the Proxy/Prospectus) and the related Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the Registration Statement) of The PBHG Funds, Inc., of our report dated June 9, 1997 on the financial statements and financial highlights included in the April 30, 1997 Annual Report to Shareholders of UAM Funds Trust: Newbold's Equity Portfolio.

                  We consent to the references to our Firm under the headings "Additional Information About Each Fund" and "Financial Statement" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights," "Accountants," and "Reports" in the Prospectus and "Financial Statements" in the Statement of Additional Information for UAM Funds Trust:
Newbold's Equity Portfolio, which are also incorporated by reference into the Proxy/Prospectus.


/s/ Price Waterhouse LLP
------------------------

Price Waterhouse LLP
Boston, Massachusetts
July 25, 1997